UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2016
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 27, 2016, Energy Transfer Partners GP, L.P. (“ETP GP”), the general partner of Energy Transfer Partners, L.P. (“ETP” or the “Partnership”), entered into Amendment No. 13 (the “LPA Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of ETP, which amendment provides for further reductions in the quarterly cash distributions to ETP GP in respect of its incentive distribution rights commencing with the quarter ending June 30, 2016 and ending with the quarter ending December 31, 2017, in an aggregate amount of $720 million. In exchange for ETP GP entering into the LPA Amendment, the Partnership agreed to issue to Energy Transfer Equity, L.P. (“ETE”), which owns the general partner of ETP GP, an aggregate amount of 180 Class J units representing limited partner interests in the Partnership (the “Class J Units”). A portion of the additional Class J Units will be issued during each of 2016, 2017 and 2018. Each Class J Unit is entitled to an allocation of $10.0 million of depreciation, amortization, depletion or other form of cost-recovery during the year in which such Class J Unit was issued; no Class J Unit is entitled to any other allocations of depreciation, amortization, depletion or other cost-recovery in any other year, and such units are not entitled to any cash distributions at any time.
The foregoing description of the LPA Amendment does not purport to be complete and is qualified in its entirety by reference to the LPA Amendment, which is attached hereto as Exhibit 3.1 and is hereby incorporated by reference into this Item 5.03.
Item 9.01. Financial Statements and Exhibits.
(b) Exhibits

Exhibit Number	Description of the Exhibit
3.1	Amendment No. 13 to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. dated as of July 27, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:    Energy Transfer Partners GP, L.P., its general partner
By:    Energy Transfer Partners, L.L.C., its general partner

By:      /s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer
Dated: August 2, 2016

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
3.1	Amendment No. 13 to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. dated as of July 27, 2016.